SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) : February 13, 2007
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On February 13, 2007, the board of directors of OmniVision Technologies, Inc. (“OmniVision”) appointed Anson H. Chan to the position of Vice President, Finance of OmniVision. Prior to this appointment, Mr. Chan, age 38, served as the Vice President, Business Strategy of OmniVision from July 2006 to February 2007. Prior to joining OmniVision, from September 1997 to July 2006, Mr. Chan served in various positions with PricewaterhouseCoopers, LLP, an independent public accounting firm, most recently as a Senior Manager. Mr. Chan holds a B.S. degree in economics and engineering from the University of Pennsylvania and an M.B.A. degree in business strategy and operations management from the University of Chicago.
     As the Vice President of Finance, Mr. Chan will receive an annualized base salary of $220,000. Mr. Chan currently holds a stock option to purchase 250,000 shares of Common Stock of OmniVision with a four-year vesting schedule, subject to Mr. Chan’s continued employment with OmniVision.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 20, 2007

OmniVision Technologies, Inc.
By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer